SUBSIDIARIES OF NEXTPATH TECHNOLOGIES, INC.
                      (AS OF NOVEMBER 11, 1999)

NAME                              DATE FORMED          STATE OF INCORPORATION

Willow Systems, Inc.                 10/12/99           Delaware

Sagebrush Technology, Inc.           10/12/99           Delaware

Laser Wireless, Inc.                 10/12/99           Delaware

Laser Wireless, Inc.                 3/2/98             Pennsylvania

Global Certified Mail, Inc.          10/14/99           Delaware

PriMedium, Inc.                      10/14/99           Delaware